UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2008

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2008, the Compensation Committee of the Board of Directors met and took the following actions related to: (1) restricted stock awards under the Company’s Incentive Stock Plan under the 2005 Employee Equity Participation Program as amended, for purposes of retention for four senior executive officers who are members of Corning’s management committee; and (2) continuation of certain benefits for Mr. James R. Houghton as Chairman of the Board Emeritus and as a Director.

Incentive Stock Plan/Restricted Stock Retention Grants

On March 12, 2008, the Compensation Committee of the Company’s Board of Directors awarded grants of restricted stock under the Company’s Incentive Stock Plan under the 2005 Employee Equity Participation Program as amended, to encourage the continued employment at the Company of four senior executive officers beyond their expected retirement dates and to allow staggered successions. Mr. Peter F. Volanakis, President and Chief Operating Officer, was awarded a total of 255,102 Incentive Stock Plan Awards, with restrictions on transfer and the possibility of forfeiture continuing until August 1, 2011 on 85,034 shares; until August 1, 2012 on 85,034 shares; and until August 1, 2013 on 85,034 of such restricted shares. Mr. James B. Flaws, Vice Chairman and Chief Financial Officer, was awarded a total of 127,551 Incentive Stock Plan Awards, with restrictions on transfer and the possibility of forfeiture continuing until April 1, 2009 on 42,517 shares; until April 1, 2010 on 42,517 shares; and until April 1, 2011 on 42,517 of such restricted shares. Dr. Joseph A. Miller, Jr., Executive Vice President and Chief Technology Officer, was awarded 127,551 Incentive Stock Plan Awards, with restrictions on transfer and the possibility of forfeiture continuing until April 1, 2010 on 42,517 shares; until April 1, 2011 on 42,517 shares; and until April 1, 2012 on 42,517 of such restricted shares. Ms. Pamela C. Schneider, Senior Vice President and Operations Chief of Staff was awarded a total of 76,531 Incentive Stock Plan Awards, with restrictions on transfer and the possibility of forfeiture continuing until October 1, 2010 on 38,265 shares; and until October 1, 2011 on 38,266 of such restricted shares. These restricted shares awarded to the four executive officers that remain unvested will be forfeited if the individual retires or otherwise leaves the Company prior to the applicable scheduled vesting dates.

The 2005 Employee Equity Participation Program is filed as Exhibit 1 to the Corning Proxy Statement, Definitive 14A filed March 1, 2005; and the Amended 2005 Employee Equity Participation Program as revised in October 2006 is Exhibit 10.29 to Corning’s 2006 Annual Report on Form 10-K filed on February 25, 2007.

Continuing Benefits to James R. Houghton

On March 12, 2008, the Compensation Committee of the Company’s Board of Directors also approved certain continuing benefits to Mr. James R. Houghton as Chairman of the Board Emeritus and as a Corning Director.

In connection with Mr. Houghton continuing as Chairman of the Board, but retiring as an active Corning employee and executive effective May 1, 2006, the Compensation Committee (consisting solely of independent directors) on April 27, 2006 had approved his continuing to receive certain services and benefits, including a security system at his residence, use of Corning Incorporated aircraft for Corning business and personal travel, office space, and administrative assistant services as described in a Corning Report on Form 8-K filed on May 1, 2006. The Compensation Committee approved continuing benefits to Mr. Houghton, with total 2007 attributed costs of $755,442 in the aggregate for: personal use of Company aircraft, other travel expenses, home security, club memberships, office space, salaries and benefits for administrative staff, office supplies and services, computer/information technology services and expenses, office move, and a service award as reflected on pages 50-51 of the Corning Proxy Statement, Definitive 14A filed March 10, 2008.

On March 12, 2008, the Compensation Committee again approved continuation of such benefits to Mr. Houghton, in recognition of Mr. Houghton’s ongoing service to Corning as a Director and as Chairman Emeritus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

March 14, 2008	By:	Denise A. Hauselt

Name: Denise A. Hauselt
Title: Secretary and Assistant General Counsel